UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LINC LOGISTICS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	38-3645748
(State of incorporation or organization)	(IRS Employer Identification No.)

11355 Stephens Road, Warren, Michigan	48089
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167854

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

LINC Logistics Company (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” contained in the prospectus included as part of the Registrant’s Registration Statement on Form S-1 (No. 333-167854) initially filed with the Securities and Exchange Commission on June 29, 2010, as subsequently amended (the “Registration Statement”), and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.	Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities to be registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LINC LOGISTICS COMPANY

Date: October 4, 2010	By:	/S/ DAVID A. CRITTENDEN
	Name:	David A. Crittenden
	Title:	Chief Financial Officer